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                                                                    EXHIBIT 23.2


                               CONSENT OF DELOITTE & TOUCHE LLP


We consent to the inclusion in this Registration Statement of Synopsys, Inc. on Form S-3 of our report dated October 11, 1996 (relating to the consolidated financial statements of EPIC Design Technology, Inc. not presented separately therein), and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

San Jose, California
July 30, 1999